THE FAIRMONT FUND TRUST
                             -----------------------
              AMENDMENT NO. 6 TO AGREEMENT AND DECLARATION OF TRUST
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         Pursuant to Section 7.3 of the Agreement and Declaration of Trust (the
"Agreement") of The Fairmont Fund Trust (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, hereby amend Section 1.1 of the Agreement to read as follows:

                           SECTION 1.1    NAME AND PRINCIPAL OFFICE. This Trust
                           -----------    --------------------------
         shall be known as "The Camelot Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The principal office of the Trust shall be located at 1346 South Third Street, Louisville, Kentucky or such other location as the Trustees may from time to time determine.

         This document shall have the status of an amendment to the Agreement and may be executed in one or more counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                            ____/S/_____________________________
                                            MORTON H. SACHS, Trustee

                                                  /S/
                                            ------------------------------------
                                            RAPHAEL O. NYSTRAND, Trustee

                                                /S/
                                            ------------------------------------
                                            WILLIAM M. SCHREIBER, Trustee


STATE OF KENTUCKY          )
                           )        ss:
COUNTY OF JEFFERSON        )

         Subscribed and sworn to before me on Morton H. Sachs, Raphael O. Nystrand and William M. Schreiber, Trustee, this 29th day of July, 1998.

My  Commission Expires:  3/15/00                           /S/  INDA M. WANGERIN
                                                           ---------------------
                                                              Notary Public


This instrument prepared by:

_____/S/__________________________
Donald S. Mendelsohn
Attorney at Law
Brown, Cummins & Brown Co., L.P.A.
3500 Carew Tower, 441 Vine Street
Cincinnati, Ohio 45202